                                                                      EXHIBIT 21

                     SUBSIDIARIES OF ITT DESTINATIONS, INC.

                                                                                  WHOLLY OWNED DIRECT
                                                                                      OR INDIRECT
                                                                                 SUBSIDIARIES OF ITTD
                                                                                 CARRYING ON THE SAME
                                                                                  LINE OF BUSINESS AS
                                                                                  NAMED SUBSIDIARIES
                                                                                 ---------------------
                                                                    PERCENTAGE   OPERATING
                                                                        OF          IN       OPERATING
                                            JURISDICTION              VOTING        THE         IN
                                              IN WHICH              SECURITIES    UNITED      FOREIGN
                   NAME                      ORGANIZED     PARENT     OWNED       STATES     COUNTRIES
------------------------------------------  ------------   ------   ----------   ---------   ---------
ITT Destinations, Inc. ("ITTD")...........  Nevada           --         --           83           1
ITT-Dow Jones Television..................  Delaware        ITTD        50           --          --
ITT Sheraton Corporation ("ITTSC")........  Delaware        ITTD       100           --          --
Caesars World, Inc........................  Florida         ITTD       100           57          --
ITT Flight Operations, Inc................  Pennsylvania    ITTD       100           --          --
ITT MSG Inc. ("ITTMSG")...................  Delaware        ITTD       100           --          --
Madison Square Garden, L.P................  Delaware       ITTMSG       10.2         --          --
Sheraton International, Inc. ("SII")......  Delaware        ITTD       100           --          42
Ciga S.p.A................................  Italy           SII         70.3         --          34

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Note: The names of some consolidated wholly owned subsidiaries of ITTD carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.